SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549




                                     FORM 8-K

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



                 Date of Report (Date of earliest event reported):
                                 January 29, 1996



          Falcon Cable Systems Company, a California limited partnership
              (Exact name of registrant as specified in its charter)



                                   California
                  (State or other jurisdiction of incorporation)



                1-9332                              95-4108170
        (Commission File Number)          (IRS Employer Identification No.)



    10900 Wilshire Boulevard, 15th Floor, Los Angeles, CA     90024
    (Address of principal executive offices)               (Zip Code)



                                  (310) 824-9990
                          (Registrant's Telephone Number)





         ITEM 5.   OTHER EVENTS.

              In its Quarterly Report on Form 10-Q for the period end-ing September 31, 1995, the Partnership provided the follow-ing "Other Information":

                   The Partnership Agreement provides that the General
              Partner shall use its best efforts to cause the Partner-ship to sell all of the Partnership's cable systems be-tween December 31, 1991 and December 31, 1996, the "ter-mination date" of the Partnership. The Partnership has stated in prior public reports and filings that, from time to time, it may enter into discussions regarding the sale of its cable systems to affiliates or other parties.

                   In addition, the Partnership Agreement provides the
              General Partner or its affiliates the right to purchase for cash substantially all of the Partnership's cable systems at any time after December 31, 1991 without so-liciting unaffiliated purchasers. Pursuant to the Part-nership Agreement, in the event the General Partner or its affiliates exercise such right, the purchase price will be determined solely by reference to an "appraised value" determined pursuant to an appraisal process set forth in the Partnership Agreement (the "Appraisal Pro-cess"). The Partnership Agreement provides that the "appraised value" shall be determined by the average of three appraisal evaluations of the Partnership's cable systems and provides that one appraiser is to be se-lected by the General Partner; one appraiser is to be selected by a majority vote of the independent members of the Partnership's advisory committee; and one ap-praiser is to be selected by the two appraisers already so chosen. If any such appraisal is expressed as a range, then in calculating the average, the minimum amount of such appraisal shall be used. In the event of a sale of a cable system, including a sale to the Gen-eral Partner or its affiliates, the General Partner will be entitled to a fee equal to 2 1/2% of gross proceeds from the sale less any amounts paid as brokerage or similar fees to third parties.

                   The Partnership has previously disclosed that the
              General Partner or its affiliates may from time to time explore the possibility of exercising such purchase right. The General Partner, in its exploration of the possibility of exercising such purchase right, has now initiated the Appraisal Process by inviting the indepen-dent members of the Partnership's advisory committee to designate a nationally-recognized independent appraiser.

                   In conjunction with the initiation of the Appraisal
              Process, certain affiliates (the "Affiliates") of the





              Partnership and its General Partner, including Marc B. Nathanson (the Chairman of the Board, Chief Executive Officer, President and a director of Falcon Holding Group, Inc., the General Partner's sole general partner) have made a preliminary proposal (the "Proposal") to the independent members of the Partnership's advisory com-mittee with respect to an exchange transaction (the "Ex-change"). Under the Proposal, the Exchange would take place immediately prior to the exercise by the General Partner or its affiliates of their right to purchase for cash substantially all of the Partnership's cable sys-tems remaining after giving effect to the Exchange. In the Exchange, substantially all of the Falcon Units owned by the Affiliates would be exchanged for a portion (by value) of the Partnership's cable systems equal to the proportion of total outstanding Units exchanged by the Affiliates (the Affiliates would also relieve Falcon of an equal proportion of its total debt).

                   Any decision of Falcon to pursue the Proposal, the
              Exchange, or the sale of the cable systems of the Part-nership in accordance with the rights of the General Partner under the terms of the Partnership Agreement (as described above) or otherwise, ultimately will be depen-dent upon numerous factors including, without limita-tion, (i) the receipt by the General Partner of an opin-ion of a qualified appraiser or other financial advisor selected by the independent members of the Partnership's advisory committee as to, among other things, the fair-ness of the Proposal as compared to a sale of all of the Partnership's cable systems (without giving effect to the Exchange) to the General Partner or its affiliates in accordance with their rights under the Partnership Agreement (as described above), or the conclusion on another basis that such fairness was otherwise estab-lished ; (ii) the availability of necessary equity and debt financing on favorable terms; (iii) the relative attractiveness of available alternative business and investment opportunities; (iv) the regulatory environ-ment for cable properties; (v) future developments re-lating to the Partnership and the cable industry, gen-eral economic conditions and other future developments. If the Proposal is pursued and the Exchange is consum-mated, the Affiliates expect that they would defer their potential tax liability as compared to a liquidation of the Partnership without effecting the Exchange.

                   Although the foregoing reflects activities which
              the General Partner is currently exploring with the Partnership and the Affiliates with respect to the Part-nership, the foregoing is subject to change at any time. Accordingly, there can be no assurance that the Pro-posal, the Exchange, or the sale of the cable systems of the Partnership in accordance with the rights of the







              General Partner and its affiliates under the terms of the Partnership Agreement (as described above) or other-wise will be pursued or, if pursued, when and if any of them will be successfully consummated. For additional information on the terms of the Partnership Agreement, see "Item 1 --Business --Introduction" and Item 13 -- "Certain Relationships and Related Transactions -- Con-flicts of Interest" in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1994.

              The Partnership has entered into a letter agreement, a copy of which is filed as an exhibit hereto and incorporated herein by reference, dated January 29, 1996, with a group of holders of limited partnership interests in the Partnership (the "Unofficial Unitholder Committee"), consisting of the Baupost Group, Inc., Cumberland Associates, Harvest Capital, L.P., and Tweedy, Browne Company L.P., and collectively hold-ing approximately 1,339,000 Partnership Units (or approxi-mately 21% of the outstanding Units).

              As contemplated by the Partnership Agreement and the Company's Quarterly Report on Form 10-Q for the period ending September 31, 1995, the appraiser to be selected by the Gen-eral Partner, the appraiser to be selected by a majority vote of the independent members of the Partnership's advisory com-mittee, and the appraiser to be selected by the two apprais-ers so chosen, have each been selected and are currently un-dertaking the appraisal contemplated by the Partnership Agreement as described above. The three appraisers are, re-spectively, Malarkey-Taylor Associates, Inc., Kane-Reece As-sociates, Inc., and Waller Capital Corporation.

         ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA
                   FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

         Exhibit No.    Description

              1 Letter Agreement dated January 29, 1996, be-tween the Unofficial Unitholder Committee and the Partnership.


















                                   SIGNATURE

                   Pursuant to the requirements of the Securities Ex-change Act of 1934, the registrant has duly caused this re-port to be signed on its behalf by the undersigned hereunto duly authorized.


         Date:  January 31, 1996


                                  FALCON CABLE SYSTEMS COMPANY

                                  By:  Falcon Cable Investors Group
                                       Managing General Partner

                                  By:  Falcon Holding Group, L.P.
                                       General Partner

                                  By:  Falcon Holding Group, Inc.
                                       General Partner


                                  By:  /s/ Michael K. Menerey
                                       ___________________________
                                       Michael K. Menerey, Secretary
                                       and Chief Financial Officer





                                 EXHIBIT INDEX


         Exhibit No.              Description                Page No.

              1         Letter Agreement dated
                        January 29, 1996, between
                        the Unofficial Unitholder
                        Committee and the Partner-
                        ship.